CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Miller Industries, Inc.'s previously filed Registration Statements on Form S-3 (File No. 333-34639), Form S-4 (File No. 333-34641), and Form S-8 (File No. 33-82282).


    /s/ ARTHUR ANDERSEN LLP



Chattanooga, Tennessee
July 24, 1998